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                                                              EXHIBIT 23.6

                                  CONSENT OF
              MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED


                                 April 3, 1996



The Board of Directors
Kansas City Power & Light Company
1201 Walnut Street
Kansas City, Missouri  64106-2124

Dear Members of the Board:

     We hereby consent to the use of our opinion letter to the Board of Directors of Kansas City Power & Light Company ("KCPL"), included as Annex B to the Joint Proxy Statement of KCPL and UtiliCorp United Inc. ("UCU") and the Prospectus of KC United Corp. ("KCUC") which form a part of the Registration Statement on Form S-4 of KCUC originally filed on April 3, 1996, with the Securities and Exchange Commission and to the references therein to such opinion under the captions "Summary of Joint Proxy Statement/Prospectus" and "The Merger." In giving such consent, we do not admit and we hereby disclaim that we come within the category of persons whose consent is required under
Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                       MERRILL LYNCH, PIERCE, FENNER &
                                             SMITH INCORPORATED



                                       By: /s/ DANIEL SCHLEIFMAN
                                           ----------------------
                                               Director
                                               Investment Banking Group